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                                                                   Exhibit 10.38

                       STANDARD FORM OF SUBLEASE AGREEMENT

                                Table of Contents

Section                                                                     Page
-------                                                                     ----

1. Sublease ................................................................ 1
2. Term .................................................................... 1
3. Rent .................................................................... 2
4. Subordination to Major Lease ............................................ 2
5. Damage or Injury ........................................................ 3
6. Repairs by Overlandlord ................................................. 3
7. Alterations ............................................................. 4
8. Access .................................................................. 4
9. Broker .................................................................. 4
10. Sublessee's Covenants .................................................. 4
11. Default by Sublessor Under Major Lease ................................. 5
12. Consent ................................................................ 5
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                       STANDARD FORM OF SUBLEASE AGREEMENT

            SUBLEASE made between C-Cubo Microsystems, Inc. a Delaware corporation with office at 1708 McCarthy Blvd., Milpitas, CA 95035 ("SUBLESSOR"), and Broadview Networks, Inc. a New York corporation with offices at 45-18 Court Square, Long Island City, NY 11101 hereinafter ("SUBLESSEE")

                              PRELIMINARY STATEMENT

            SUBLESSOR has leased, as Tenant, from Robert Martin Company, as Landlord, ("Overlandlord") premises in the building located at 1 Water Street White Plains, New York (the "Demised Premises") pursuant to a certain lease dated March 12, 1996 (the "Major Lease"); and

            SUBLESSOR desires to sublet to SUBLESSEE and SUBLESSEE desires to hire from SUBLESSOR all of the Demised Premises: and

            It is agreed as follows:

      1. SUBLEASE. SUBLESSOR sublets to SUBLESSEE all of the Demised Premises consisting of 1980 square feet as shown on the floor plan annexed hereto as Exhibit A (the "Sublet Premises"), for general office uses and for no other purpose. All parking rights as per master lease will be transferred to subtenant.

      2. TERM. The term of this sublease ("Sublease Term") shall commence on the date on which Sublessor delivers the sublet space in broom clean condition and expire on March 31, 2001, or such earlier date upon which the Sublease Term expires or terminates pursuant to the provisions of this sublease or pursuant to law.

      3. RENT. The rent for the Sublease Term shall be $ 48,648.00 per annum and shall be payable monthly, in advance, on the first (1st) day of each calendar month, in equal monthly
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installments of $4,054.00, except that the installment for the first month of the Sublease Term shall be payable upon the execution hereof. Rent hereunder includes Landlord's charges for electric, parking and Sublessor's proportionate share of operating expenses and tax escalations, and subtenant shall not suffer or incur any additional obligation or liability in connection therewith. All payments called for under this sublease shall be made without setoff or deduction, at SUBLESSOR'S office or at such other address as SUBLESSOR may designate.

      4. SUBORDINATION TO MAJOR LEASE. This sublease is subordinate to, and SUBLESSEE accepts this sublease subordinate to, the Major Lease and the matters to which the Major Lease is subordinate. This sublease is also subordinate to, and SUBLESSEE accepts this sublease subordinate to, any amendments to the Major Lease hereafter made between Overlandlord and SUBLESSOR. The Major Lease is represented by SUBLESSOR to be the full agreement by the Overlandlord and SUBLESSOR. Copies of the documents comprising the Major Lease have been delivered to and reviewed by SUBLESSEE. SUBLESSEE acknowledges that SUBLESSOR cannot convey to SUBLESSEE any greater estate than SUBLESSOR has been granted pursuant to the Major Lease.

      The provisions of the Major Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein, except as otherwise specifically provided herein. Notwithstanding the foregoing, all provisions in the Master Lease concerning payment of electrical charges, parking and proportionate share of operating expenses and tax escalations, together with sections 38(a) through 38(c), 48 and 58 of the Master Lease.

      SUBLESSEE covenants that SUBLESSEE will not do anything in or with respect to the Sublet Premises or omit to do anything which SUBLESSEE is obligated to do under the terms of the sublease which


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would constitute a default under the Major Lease or might cause the Major Lease or the rights of SUBLESSOR as tenant thereunder to be cancelled, terminated or forfeited or might make SUBLESSOR liable for any damages, claims or penalties.

      5. DAMAGE OR INJURY. Overlandlord and SUBLESSOR shall not be liable for any damage to property or injury to persons, sustained by SUBLESSEE or others, caused by conditions or activities on the Sublet Premises. Notwithstanding anything to the contrary contained herein, Sublessee's obligations hereunder shall not include making (a) any repair or improvement necessitated by the negligence or willful misconduct of SUBLESSSOR, its agents, employees or servants; (b) any repair or improvement caused by SUBLESSOR'S failure to perform its obligations hereunder or under any other agreement between SUBLESSOR and SUBLESSEE; or (c) any structural or simple repairs, improvements or alterations to the Premises or the Building. SUBLESSEE shall indemnify the Overlandlord and SUBLESSOR against all claims arising therefrom and shall carry liability insurance as required by the Major Lease.

      6. REPAIRS BY OVERLANDLORD. SUBLESSEE shall look only to SUBLESSOR for any services to be furnished to SUBLESSEE in accordance with this sublease. SUBLESSOR shall use its reasonable efforts to obtain for SUBLESSEE any services which are the obligation of Overlandlord. In all provisions of the Major Lease requiring Landlord to take any action or perform any work or furnish any services, SUBLESSOR shall promptly request Landlord to perform such services or and shall take all reasonable steps to cause Landlord to perform such services in the event of Landlord's failure to so perform. Notwithstanding anything to the contrary contained herein, in no event shall SUBLESSEE be in default under this Sublease if it is prevented from performing its obligations hereunder as a result of a default by Landlord. In the event that Landlord's failure to perform shall continue for a period of sixty (60) days, SUBLESSEE may, at any time thereafter, provided that SUBLESSEE'S ability to conduct business at the Premises continues to be materially interfaced with, in addition to all other rights and remedies, terminate this Sublease upon notice to SUBLESSOR.

      7. ALTERATIONS. SUBLESSEE shall not make any alterations, additions or improvements upon or to the Sublet Premises without the prior written consent of SUBLESSOR and Overlandlord. Any permitted alterations, additions and improvements shall be made at the sole cost of SUBLESSEE and shall become the property of SUBLESSOR and shall remain on and be surrendered with the Sublet Premises at the termination of this sublease. SUBLESSEE shall deliver up the same, at the expiration or sooner termination of the term of this sublease, in as good condition as they are now in, ordinary wear, fire and other unavoidable casualties excepted.

      8. ACCESS. At all reasonable hours, the Sublet Premises shall be open to Overlandlord and SUBLESSOR, their agents and representatives for inspecting or for repairs, additions or alterations by either party. Overlandlord and SUBLESSOR shall use reasonable effort to ensure that any of the above functions will


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not interfere with the conduct of the SUBLESSEE's business operation.

      9. BROKER. SUBLESSEE warrants and represents that it has dealt with no broker or any other person who would legally claim to be entitled to receive a brokerage commission or finder's or consultant's fee with respect to this transaction other than Equis of New York, Inc. and Cushman & Wakefield of Connecticut, Inc. ("Brokers"). SUBLESSEE shall indemnify SUBLESSOR and Overlandlord against the claim of any person, firm or corporation arising out of any inaccuracy or alleged inaccuracy of the above representation. Sublessor shall pay the commissions to brokers pursuant to a separate agreement.

      10. SUBLESSEE'S COVENANTS. Sublessee covenants with SUBLESSOR to hire said premises and to pay the rent therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same; and also that it shall not make alterations therein, nor use the same for any purpose but that hereinbefore authorized. SUBLESSEE has inspected the Sublet Premises and except as otherwise expressly provided herein, accepts same in their present condition, without any warranties or representations (express or implied) being relied upon and is relying upon its own inspection. SUBLESSEE further covenants that this sublease shall not be assigned, encumbered or otherwise transferred, the Sublet Premises shall not be further sublet by SUBLESSEE, in whole or in part, and SUBLESSEE shall neither suffer nor permit any of the Sublet Premises to be used or occupied by others without the prior consent of Overlandlord in each instance. SUBLESSOR represents, warrants and certifies to SUBLESSEE that:

      (i) to the best of its knowledge, as of the Commencement Date, all structural parts of the Premises including, without limitation, the exterior walls, plumbing, electrical and other mechanical systems are in good, workable and sanitary order, condition, and repair at the time of delivery of the Premises to Subtenant. SUBLESSOR represents and warrants that it has disclosed to Subtenant any conditions or restrictions within SUBLESSOR'S actual knowledge that would materially adversely affect Subtenant's use of the Premises as contemplated by this Lease.

      (ii) that Major Lease is in full force and effect as of the date hereof;

      (iii) to the best SUBLESSOR'S knowledge, Major Landlord and SUBLESSOR are not now in default under any provisions of the Major Lease;

      (iv) as of the date hereof, no notice has been received or given of a default under the terms of the Major Lease;

      (v) the Major Lease has not been amended or modified except as expressly set forth in this Sublease; and

      (vii) SUBLESSOR shall continue during the term of the Major Lease and Sublease to be liable and responsible for the due performance of all of the covenants, agreements, terms, provisions and conditions set forth in the Major Lease on the SUBLESSOR'S part to be performed including but not limited to its obligation to pay all charges or sums which shall become due to Landlord pursuant to the Major Lease.

      11. DEFAULT BY SUBLESSOR UNDER MAJOR LEASE. SUBLESSOR covenants and agrees that it will perform and observe all of the terms, covenants and conditions contained in the Major lease to be performed and observed by the Sublease thereunder, and hereby does indemnify and hold SUBLESSEE harmless from and against any and all actions, claims, demands, damages, liabilities and expenses of every kind or nature (including, without limitation, reasonable attorneys' fees) based upon or incurred on account of any violation of any such terms, covenants or conditions. SUBLESSOR covenants and agrees that it shall not do or suffer, or permit anything to be done or suffered, which causes a default under the Major Lease by the SUBLESSEE thereunder or which would cause the Major Lease to be canceled, terminated or modified in an manner adverse to SUBLESSEE without SUBLESSEE'S prior written consent, and SUBLESSOR shall pay all rent and other charges as required under Major Lease. SUBLESSOR shall deliver to SUBLESSEE photocopies of all default notices received by SUBLESSOR under the Major Lease within three (3) days after receipt thereof by SUBLESSOR. If SUBLESSOR defaults under the Major Lease, if and to the extent that Landlord permits SUBLESSEE to cure any default of SUBLESSOR, then SUBLESSOR agrees that to the extent that SUBLESSEE may setoff the amount actually paid from the future fixed rent and additional rent due under this Sublease, which setoff shall continue until SUBLESSEE is reimbursed in full. In the event of a default by SUBLESSOR under the Major Lease which results in termination of such lease, this sublease shall, at the option of the Overlandlord, remain in full force and effect and


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the SUBLESSEE shall attorn to and recognize Overlandlord as Landlord hereunder and shall promptly upon such Overlandlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The SUBLESSEE hereunder hereby waives all rights under any present or future law or otherwise to elect, by reason of the termination of the Major Lease, to terminate this sublease or surrender possession of the premises demised hereby. If for any reason permitted under the terms of this Sublease or by law (other than SUBLESSOR'S default under the Major Lease or a voluntary surrender of the Major Lease by SUBLESSOR) the term of the Major Lease is terminated prior to the Expiration Date, this Sublease shall thereupon automatically be terminated, as if the Expiration Date were one day prior to the date of the termination under the Major Lease, and SUBLESSOR shall not be liable to SUBLESSEE by reason thereof. Upon any such termination of this Sublease, SUBLESSOR shall return to SUBLESSEE that portion of the Rent paid in advance by SUBLESSEE hereunder, if any, prorated as of the date of such termination and the Security Deposit.

      12. CONSENT. No rights are conferred upon SUBLESSEE until (i) this sublease has been signed by SUBLESSOR and an executed copy has been delivered to SUBLESSEE and (ii) the consent of Overlandlord has been obtained. SUBLESSOR shall promptly after the execution of this sublease by both SUBLESSOR and SUBLESSEE submit this sublease to Overlandlord for its consent. If the Overlandlord refuses to grant consent or if the Major Lease is cancelled for any reason whatsoever prior to the first day of the Sublease Term, all sums received hereunder by SUBLESSOR shall be returned to SUBLESSEE without interest and without any further liability on the part of the SUBLESSOR and this sublease shall be deemed void and of no effect.

      13. Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed i) if to SUBLESSOR, at the following addresses: and (ii) if to the SUBLESSEE at:

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13. Notices cont.

    i) C-Cube Microsystems, Inc.                 (ii) Broadview Networks, Inc.
       1702 McCarthy Blvd.                            45-18 Court Square
       Milpitas, CA 95035                             Long Island City, NY 11101
       Attn: Lease Administrator                      Atten: Mr. Scott Matukas

      14. SECURITY DEPOSIT. Concurrently with SUBLESSEE's execution and delivery of this Sublease, SUBLESSEE shall deposit with SUBLESSOR the sum of $4,054.00 (the "Deposit"). The Deposit shall be held by SUBLESSOR as security for the faithful performance and observance by SUBLESSEE of the terms, provisions and conditions of this Sublease. It is agreed that in the event SUBLESSEE defaults with respect to any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent, SUBLESSOR may use, apply or retain the whole or any part of the Deposit to the extent required for the payment of any rent or any other sum as to which SUBLESSEE is in default or for any sum which SUBLESSOR may expend or may be required to expend by reason of SUBLESSEE's default with respect to any of the terms, covenants and conditions of this Sublease. In the event that SUBLESSEE shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Deposit shall be returned to SUBLESSEE after the date fixed as the end of this Sublease, and after delivery of entire possession of the demised premises to SUBLESSOR, except for any amounts that SUBLESSOR had deducted therefrom that are needed by SUBLESSOR to cure defaults of SUBLESSEE under this Sublease or to compensate SUBLESSOR for damages or which SUBLESSEE is liable pursuant to this Sublease. If SUBLESSOR uses or applies all or a portion of the Deposit, SUBLESSEE shall within ten (10) days deposit cash with SUBLESSOR in an amount sufficient to restore the Deposit to the full amount and SUBLESSEE'S failure to do so shall be a breach of this Sublease. If SUBLESSEE performs all of SUBLESSEE's obligations hereunder, the Deposit, or the balance not applied by SUBLESSOR, shall be returned, without interest, to SUBLESSEE following the expiration of the Term, and after SUBLESSEE has vacated the Premises.

      15. ATTORNEYS' FEES. If SUBLESSOR, SUBLESSEE, or Overlandlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to his or her reasonable attorney's fees to be paid by the losing party as fixed by the Court.

      16. ASSIGNMENT. Neither party shall assign its rights or delegate its duties hereunder without the prior written consent of the other, provided however, that in the event of merger or acquisition where all at substantially all of SUBLESSOR's assets are acquired by Harmonic Inc., this Agreement shall be assigned without the consent of SUBLESSEE. Any attempted assignment or delegation not permitted hereunder shall be void and of no effect.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this_______ day of ___________ 2000.

                                                       C-Cube Microsystems. Inc.
                                                       As SUBLESSOR.

                                                       By: /s/ [ILLEGIBLE]
                                                           ---------------------
                                                       Title President


                                                       Broadview Networks, Inc.
                                                       As SUBLESSEE

                                                       By: /s/ Scott M. Mutukas
                                                           ---------------------
                                                       Title: VP Admin

                        CONSENT BY Mack-Cali Realty Group

      HEREBY consents to the above sublease.

                                                       Mack-Cali Realty Group
                                                       As OVERLANDLORD

                                                       By:______________________
                                                       Title: __________________


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                                    Exhibit A

                                [GRAPHIC OMITTED]

                                CONSENT TO SUBLET

(?) ("Owner") hereby consents to the sublease dated _________________________ ("Sublease") by C-Cube Micro Systems, Inc., a Delaware corporation having an office at 1708 McCarthy Blvd., Milpitas, CA 95035 ("Tenant") to, Broadview Networks, Inc. a New York corporation having a office at 45-18 Court Square, Long Island City, NY 11101 ("Subtenant") for a term commencing on To Be Determined (target date is April 15, 2000) and ending on March 31, 2001 of a portion of the 2nd floor ("Sublet Space") in the building known as 1 Water Street, White Plains, NY (the "Building"), which Sublet Space is the premises (the "Premises") now leased and demised by Owner to Tenant by that certain lease now between Owner and Tenant dated March 12, 1996 (which lease, as the same may have been and may hereafter be amended, is hereinafter called the "Lease") such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant consents and agrees to be bound:

      1. The Sublease is subordinate to, and Subtenant accepts the Sublease, subordinate to, the Lease and the matters to which the Lease is subordinate. The Sublease is also subordinate to, and Subtenant accepts the Sublease subordinate to, any amendments to the Lease hereafter made between Owner and Tenant. Copies of the documents comprising the Lease have been delivered to and reviewed by Subtenant. Subtenant acknowledges that Tenant cannot convey to Subtenant any greater estate than Tenant has been granted pursuant to the Lease.

      The provisions of the Lease are incorporated in the Sublease by reference with the same force and effect as if they were fully set forth therein, except as otherwise specifically provided herein.

      Subtenant covenants that Subtenant will not do anything in or with respect to the Premises or omit to do anything which Subtenant is obligated to do under the terms of the Sublease which would constitute a default under the Lease or might cause the Lease or the rights of Tenant thereunder to be canceled, terminated or forfeited or might make Tenant liable for any damages, claims or penalties.

      2. Owner and Tenant shall not be liable for any damage to property or injury to persons, sustained by Subtenant or others, caused by conditions or activities on the Sublet Space. Subtenant shall indemnify the Owner and Tenant against all claims arising therefrom and shall carry liability insurance as required by the Lease.

      3. Subtenant shall look only to Tenant for any Services to be furnished to Subtenant in accordance with the Sublease.

      4. Subtenant shall nor make any alterations, additions or improvements upon or to the Sublet Space without the prior written consent of Tenant and Owner. Any permitted alterations, additions and improvements shall be made at the sole cost of Subtenant and shall become the property of Tenant and shall remain on and be surrendered with the Sublet Space at the termination of the Sublease. Subtenant shall deliver up the same, at the expiration or sooner termination of the term of the Sublease, in as good condition as they are now in, ordinary wear, fire and other unavoidable casualties excepted.


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

      5. At all reasonable hours, the Sublet Space shall be open to Owner and Tenant, their agents and representatives for inspecting or for repairs, additions or alterations by either party.

      6. Subtenant warrants and represents that it has dealt with no broker or any other person who would legally claim to be entitled to receive a brokerage commission or finder's or consultant's fee with respect to this transaction. Subtenant shall indemnify Tenant and Owner against the claim of any person, firm or corporation arising out of any inaccuracy or alleged inaccuracy of the above representation. Except as noted in Sublease document.

      7. Subtenant covenants with Tenant to hire said premises and to pay therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same; and also that it shall not make alterations therein, for use the same for any purpose but that hereinbefore authorized. Subtenant has inspected the Sublet Space and accepts same in their present condition, without any warranties or representations (express or implied) being relied upon and is relying upon its own inspection. Subtenant further covenants that the Sublease shall not be assigned, encumbered or otherwise transferred, the Sublet Space shall not be further sublet by Subtenant, in whole or in part, and Subtenant shall neither suffer nor permit any of the Sublet Space to be used or occupied by others without the prior consent of Owner in each instance.

      8. In the event of a default by Tenant under the Lease which results in termination of such lease, the Sublease shall, at the option of the Owner, remain in full force and effect and the Subtenant shall attorn to and recognize Owner as landlord under the Sublease and shall promptly upon such Owner's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The Subtenant hereby waives all rights under any present or future law or otherwise to elect, by reason of the termination of the Lease, to terminate the Sublease or surrender possession of the premises demised thereby.

      9. This Consent shall not be construed as a consent by Owner to, or as permitting, any other or further licensing, subletting or assignment by Tenant or Subtenant or any amendment of the Sublease.

      10. Although a duplicate original of the Sublease has been delivered to Owner for its information, Owner is not a party thereto and is not bound by its provisions; however, any modification or amendment to the Sublease without the prior written consent of Owner in each instance, shall be deemed a default under the Lease. Nothing contained herein shall be construed as a consent to, or approval or ratification by Owner of, any of the particular provisions of the Sublease or as a representation or warranty by Owner. Owner shall not be bound or estopped in any way by the provisions of this Consent.

      11. Tenant and Subtenant jointly represent that Subtenant is financially responsible, of good reputation and is engaged in a business which meets the standards set by Owner for the Building and its tenants. Subtenant will use the Sublet Space for general offices purposes. and for no other purposes.


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      12. Tenant and Subtenant agree that the liability of Owner under the
Lease, Sublease and this Consent and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Premises and the Sublet Space shall be limited to Owner's interest in the Building and in no event shall Tenant or Subtenant make any claim against or seek to impose any personal liability upon any general or limited partner of Owner, or any principal of any firm or corporation that may hereafter be or become the Owner.

      13. Tenant shall continue during the term of the Lease or any renewals thereof to be liable and responsible for the due performance of all of the covenants, agreements, terms, provisions and conditions set forth in the Lease or the Tenant's part to be performed including but not limited to its obligation to pay all charges or sums which shall be come due to Owner from Subtenant by reason of its occupancy of the Sublet Space. Nothing herein contained is intended to waive or shall be construed to waive any breach of the Lease or any right of the Owner against any person, firm, association, corporation or entity liable or responsible for the performance of the Lease or to enlarge or increase Owner's obligations thereunder, and all provisions, consents, agreements, terms and conditions of the Lease are hereby declaimed to be in full force and effect.

      14. If any provisions of this Consent shall be at variance with the provisions of the Lease or Sublease, the provisions of this Consent shall prevail. This Consent shall not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of such change is sought. Any options to renew the Lease or Sublease and any options for additional space contained in the Lease or Sublease are hereby deemed null and void and of no force or effect.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the _______ day of ____________________ , 2000.

                                                      TENANT:
                                                      C-Cube Micro Systems. Inc.

                                                      By: /s/ [ILLEGIBLE]
                                                          ----------------------


                                                      SUBTENANT:
                                                      Broadview Networks, Inc.

                                                      By: /s/ Scott Matukas
                                                          ----------------------

                                                      OWNER:
                                                      Mack-Cali Realty Group

                                                      By: ______________________


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